EXHIBIT 99.1
Applied Industrial Technologies Reports Fiscal 2025 Third Quarter Results;
Announces Bolt-on Automation Acquisition & New Repurchase Authorization

•Net Sales of $1.2 Billion Up 1.8% YoY; Down 3.1% on an Organic Daily Basis
•Net Income of $99.8 Million, or $2.57 Per Share Up 3.7% YoY
•EBITDA of $144.9 Million Up 6.8% YoY
•Operating Cash Flow of $122.5 Million; Free Cash Flow of $114.9 Million Up 50% YoY
•Updating Fiscal 2025 Guidance
•Announcing Agreement to Acquire IRIS Factory Automation
•Announcing New 1.5 Million Share Repurchase Authorization

CLEVELAND, OHIO (May 1, 2025) – Applied Industrial Technologies (NYSE: AIT), a leading value-added distributor and technical solutions provider of industrial motion, fluid power, flow control, automation technologies, and related maintenance supplies, today reported results for its fiscal 2025 third quarter ended March 31, 2025.

Net sales for the quarter of $1.2 billion increased 1.8% over the prior year. The change includes a 6.6% increase from acquisitions, partially offset by a negative 0.8% selling day impact and a negative 0.9% impact from foreign currency translation. Excluding these factors, sales decreased 3.1% on an organic daily basis reflecting a 1.6% decrease in the Service Center segment and a 6.5% decrease in the Engineered Solutions segment. The Company reported net income of $99.8 million, or $2.57 per share, and EBITDA of $144.9 million. On a pre-tax basis, results include $2.2 million ($0.04 after tax per share) of LIFO expense compared to $4.8 million ($0.10 after tax per share) of LIFO expense in the prior-year period.

Neil A. Schrimsher, Applied’s President & Chief Executive Officer, commented, “We delivered another quarter of strong operational performance. EBITDA and EPS exceeded our expectations, increasing 7% and 4%, respectively, over the prior year on 2% sales growth. Our Applied team did an outstanding job managing through ongoing demand weakness and macro uncertainty with the average daily sales organic decline of 3% holding relatively steady with last quarter and within our guidance. In addition, gross margins and EBITDA margins expanded nicely, further reflecting internal initiatives, channel execution, mix tailwinds, and solid cost management. We also achieved record third quarter cash generation and increased our share repurchase activity. Lastly, I am pleased with the early progress of our recent acquisition of Hydradyne with integration ongoing and financial contribution expected to increase in coming quarters.”

Mr. Schrimsher added, “Our results year to date highlight the benefits of our strategy and proven ability to navigate various market conditions. Moving forward, we are mindful of greater macro uncertainty and inflation following recent tariff actions, including potential demand implications near term as the landscape evolves. We have incorporated this uncertainty into our fourth quarter outlook, which assumes end-market weakness and organic sale declines persist near term as customers potentially continue to idle production and defer capital spending pending a more certain operating backdrop. That said, we remain focused on internal growth and margin initiatives, while our U.S. centric position provides resilience with over 70% of sales from MRO and aftermarket support including break-fix applications. Further, order and backlog trends remain positive across higher-margin engineered solutions, and we are favorably positioned to manage potential greater inflation given our technical industry position, minimal cross-border sourcing, structural mix tailwinds, and various self-help counter measures inherent to our strategy. Combined with our strong balance sheet, exposure to long-term secular tailwinds including reshoring, and easier comparisons moving forward, we remain constructive on our set-up into fiscal 2026 and beyond.”

Updated Fiscal 2025 Guidance
For fiscal 2025, the Company now projects EPS of $9.85 to $10.00 (prior $9.65 to $10.05) on sales growth of flat to up 1% (prior up 1% to 3%) including down 4% to 3% on an organic average daily basis (prior down 3% to 1%), and EBITDA margins of 12.3% to 12.4% (prior 12.2% to 12.4%). Updated guidance assumes fourth quarter EPS between $2.52 and $2.67 on total sales of down 1% to up 3% year over year and EBITDA margins of 12.3% to 12.4%. Fourth quarter sales guidance assumes average daily sales decline organically by a mid to low single-digit percent over the prior year. The updated outlook considers average daily sales in April declining by an estimated 3% organically year over year and greater economic uncertainty following recent tariff actions, inflationary headwinds, and ongoing growth investments. The updated outlook assumes limited direct impact from tariffs on pricing and cost inflation in the fourth quarter given the timing of announced supplier price increases, our product procurement exposure, and an evolving tariff and trade policy backdrop. Guidance does not assume contribution from future acquisitions or share buybacks.

Acquisition of IRIS Factory Automation
The Company today also announced that it has signed a definitive agreement to acquire IRIS Factory Automation (IRIS). Based in Aurora, IL, IRIS is a provider of automation products, services, and turn-key productized solutions focused on optimizing material handling and traceability workflows across production environments. The Company’s productized solutions utilize advanced vision and robotic automation technologies that are seamlessly deployed within a customer’s facility to optimize core processes such as palletizing, case packing, quality inspection, and packaging. IRIS operates with a team of over 30 associates from one location and serves customers across various industries including food & beverage, consumer products, and pharmaceutical. The transaction is expected to close this week.

Mr. Schrimsher commented, “We welcome IRIS to Applied as we continue the expansion of our automation platform. IRIS aligns well with our solutions-centric strategy, acting as a key technical consultant to customers’ emerging automation needs through proprietary and cutting-edge turn-key solutions. In addition to broadening our footprint in the U.S. Midwest region, IRIS will enhance the scalability of our automation platform by further building out our portfolio of standardized solutions solving common automation needs. We believe this acquisition can drive strong growth synergy long-term as we leverage our core suppliers’ leading automation technologies and Applied’s access to legacy manufacturing verticals. Overall, I am encouraged with the continued progress we are making in positioning Applied as a leading provider and channel partner of next-generation automation solutions.”

Share Repurchase Authorization
The Company also announced that its Board of Directors authorized a new share buyback program to repurchase up to 1.5 million shares of the Company’s common stock. The updated plan replaces the prior share repurchase plan. Shares may be purchased in open market and negotiated transactions.

Dividend
The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.46 per common share, payable on May 30, 2025, to shareholders of record on May 15, 2025.

Conference Call Information
The Company will host a conference call at 10 a.m. ET today to discuss the quarter’s results and outlook. A live audio webcast and supplemental presentation can be accessed on our Investor Relations site at https://ir.applied.com. To join by telephone, dial 800-715-9871 (toll free) or 646-307-1963 using conference ID 7270709.

About Applied®
Applied Industrial Technologies is a leading value-added distributor and technical solutions provider of industrial motion, fluid power, flow control, automation technologies, and related maintenance supplies. Our leading brands, specialized services, and comprehensive knowledge serve MRO (maintenance, repair, and operations) and OEM (original equipment manufacturing), and new system install applications in virtually all industrial markets through our multi-channel capabilities that provide choice, convenience, and expertise. For more information, visit www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are often identified by qualifiers such as “expect,” “will,” “guidance,” “assume,” “outlook,” “believe,” and derivative or similar expressions. All forward-looking statements are based on current expectations regarding important risk factors including trends and events in the industrial sector of the economy (such as the inflationary environment and supply chain strains), results of operations, and financial condition, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by Applied or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.

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CONTACT INFORMATION

Ryan D. Cieslak Director – Investor Relations & Treasury
216-426-4887 / rcieslak@applied.com

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net Sales	$1,166,749	$1,146,390	$3,338,694	$3,318,731
Cost of sales	811,459	808,144	2,330,272	2,338,313
Gross Profit	355,290	338,246	1,008,422	980,418
Selling, distribution and administrative expense, including depreciation	225,888	217,040	644,978	623,938
Operating Income	129,402	121,206	363,444	356,480
Interest expense (income), net	853	265	(710)	3,502
Other expense (income) , net	1,267	(1,724)	(1,769)	(4,217)
Income Before Income Taxes	127,282	122,665	365,923	357,195
Income tax expense	27,483	25,448	80,771	74,924
Net Income	$99,799	$97,217	$285,152	$282,271
Net Income Per Share - Basic	$2.60	$2.51	$7.43	$7.29
Net Income Per Share - Diluted	$2.57	$2.48	$7.33	$7.18
Average Shares Outstanding - Basic	38,322	38,675	38,383	38,707
Average Shares Outstanding - Diluted	38,847	39,252	38,920	39,291

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1) Applied uses the last-in, first-out (LIFO) method of valuing U.S. inventory. An actual valuation of inventory under the LIFO method can only be made at the end of each year based on the inventory levels and costs at that time. Accordingly, interim LIFO calculations are based on management's estimates of expected year-end inventory levels and costs and are subject to the final year-end LIFO inventory determination.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31,	June 30,
	2025	2024

Assets
Cash and cash equivalents	$352,842	$460,617
Accounts receivable, net	754,638	724,878
Inventories	500,562	488,258
Other current assets	83,311	96,148
Total current assets	1,691,353	1,769,901
Property, net	127,039	118,527
Operating lease assets, net	191,099	133,289
Intangibles, net	350,946	245,870
Goodwill	694,193	619,395
Other assets	61,033	64,928
Total Assets	$3,115,663	$2,951,910

Liabilities
Accounts payable	$282,191	$266,949
Current portion of long-term debt	—	25,055
Other accrued liabilities	191,999	209,096
Total current liabilities	474,190	501,100
Long-term debt	572,300	572,279
Other liabilities	241,692	189,750
Total Liabilities	1,288,182	1,263,129
Shareholders' Equity	1,827,481	1,688,781
Total Liabilities and Shareholders' Equity	$3,115,663	$2,951,910

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended March 31,

	2025	2024

Cash Flows from Operating Activities
Net income	$285,152	$282,271
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of property	18,433	17,567
Amortization of intangibles	25,385	21,601
Provision for losses on accounts receivable	2,652	1,001
Amortization of stock appreciation rights	3,570	2,570
Other share-based compensation expense	5,824	7,508
Changes in assets and liabilities, net of acquisitions	5,371	(77,403)
Other, net	(1,050)	(2,956)
Net Cash provided by Operating Activities	345,337	252,159
Cash Flows from Investing Activities
Acquisition of businesses, net of cash acquired	(273,312)	(21,440)
Capital expenditures	(18,295)	(17,354)
Proceeds from property sales	1,022	514
Net Cash used in Investing Activities	(290,585)	(38,280)
Cash Flows from Financing Activities
Long-term debt repayments	(25,106)	(25,188)
Interest rate swap settlement receipts	9,435	10,839
Purchases of treasury shares	(79,794)	(28,875)
Dividends paid	(46,159)	(41,524)
Acquisition holdback payments	(1,210)	(681)
Taxes paid for shares withheld for equity awards	(14,332)	(15,874)
Exercise of stock appreciation rights and options	—	127
Net Cash used in Financing Activities	(157,166)	(101,176)
Effect of Exchange Rate Changes on Cash	(5,361)	(206)
(Decrease) Increase in cash and cash equivalents	(107,775)	112,497
Cash and Cash Equivalents at Beginning of Period	460,617	344,036
Cash and Cash Equivalents at End of Period	$352,842	$456,533

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

The Company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with reporting of non-GAAP financial measures. The Company believes that these non-GAAP measures provide meaningful information to assist shareholders in understanding financial results, assessing prospects for future performance, and provide a better baseline for analyzing trends in our underlying businesses. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These non-GAAP financial measures should not be considered in isolation or as a substitute for reported results. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Reconciliation of Net income and Net income per share, GAAP financial measures, with Adjusted Net income and Adjusted Net income per share, non-GAAP financial measures:

	Nine Months Ended March 31, 2024
	Pre-tax	Tax Effect	Net of Tax	Per Share Diluted Impact	Tax Rate
Net income and net income per share	$357,195	$74,924	$282,271	$7.18	21.0%
Tax valuation allowance adjustment	—	3,046	(3,046)	(0.08)	0.8%
Adjusted net income and net income per share	$357,195	$77,970	$279,225	$7.10	21.8%

Reconciliation of Net Income, a GAAP financial measure, to EBITDA, a non-GAAP financial measure:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net Income	$99,799	$97,217	$285,152	$282,271
Interest expense (income), net	853	265	(710)	3,502
Income tax expense	27,483	25,448	80,771	74,924
Depreciation and amortization of property	6,583	5,802	18,433	17,567
Amortization of intangibles	10,218	6,951	25,385	21,601
EBITDA	$144,936	$135,683	$409,031	$399,865

The Company defines EBITDA as Earnings from operations before Interest, Taxes, Depreciation, and Amortization, a non-GAAP financial measure. EBITDA excludes items that may not be indicative of core operating results, a non-GAAP financial measure.

Reconciliation of Net Cash provided by Operating activities, a GAAP financial measure, to Free Cash Flow, a non-GAAP financial measure:
	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net Cash provided by Operating Activities	$122,453	$84,192	$345,337	$252,159
Capital expenditures	(7,549)	(7,491)	(18,295)	(17,354)
Free Cash Flow	$114,904	$76,701	$327,042	$234,805

Free cash flow is defined as net cash provided by operating activities less capital expenditures, a non-GAAP financial measure.